                                                                    Exhibit 10.3
                                    FORM OF
                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------



     THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is made and entered into as of the _____ day of __________, 1996, by and between ATRIA COMMUNITIES, INC., a Delaware corporation ("Atria"), and VENCOR, INC., a Delaware corporation ("Vencor").

                                   RECITALS:
                                   --------

     A. Atria is a newly-formed corporation formed for the purpose of acquiring substantially all of the assisted and independent living communities of Vencor (the "Communities").

     B. The parties will convey the Communities to Atria in connection with an initial public offering of shares of Atria's common stock (the "Common Stock").

     C. Atria desires to receive certain services from Vencor to smooth the transition of Atria from being a wholly-owned subsidiary of Vencor to being a separate company.

     D. The parties desire to enter into this Agreement to set forth their understanding with respect to such services which shall be provided by Vencor to Atria in exchange for cash.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Services. Vencor shall provide those services set forth in Exhibit 1 to this Agreement to Atria. Atria and Vencor may agree to increase or decrease the number of additional services, if necessary; provided, that, such arrangement is made in writing and executed by both Atria and Vencor. The amount of time that Atria will receive for each such services from Vencor is set forth in Exhibit 1 as full-time equivalents ("FTEs"). If Atria needs more than the amount of FTE's set forth in Exhibit 1, Atria and Vencor will negotiate in good faith a modification to this Agreement. Notwithstanding the provisions of this Section, Vencor shall not be required to make available any such services to the extent that doing so would unreasonably interfere with the performance by any employee of such employee's duties for such employee's employer or otherwise cause unreasonable burden to such employee's employer.

     2. Payments. Atria shall pay $54,577.08 to Vencor for each month of services to be rendered in the next month by Vencor to Atria on the first of each month. For any period for which such services would be provided to Atria on less than a full-month basis, Atria shall pay the appropriate pro rata amount to Vencor.

     3.  Representations and Warranties.

          a.  Vencor hereby represents to Atria with respect to itself that:

               (1) it is a corporation duly organized and validly existing;

               (2) it has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

               (3) this Agreement constitutes a valid and legally binding obligation, enforceable with its terms.

          b.  Atria hereby represents and warrants to Vencor as follows:

               (1) Atria is a corporation duly organized and validly existing;

               (2) Atria has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

               (3) this Agreement constitutes a valid and legally binding obligation of Atria, enforceable in accordance with its terms.

     4. Term. The Term of this Agreement shall be for one year from the date of this Agreement; provided, however, that Atria shall have the right to terminate this Agreement upon thirty (30) days' written notice to Vencor at any time. Thirty (30) days prior to the expiration of this Agreement, Atria may give written notice to Vencor that this Agreement shall be extended for an additional one year period; provided, however, that, Atria or Vencor may give sixty (60) days' written notice to the other terminating this Agreement at any time during such second year period of this Agreement.

     5.  Miscellaneous.

          a. This Agreement may be modified or amended from time to time only by a written instrument executed by the parties hereto.

          b. Captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof. All references to sections herein shall refer to sections of this Agreement unless the context clearly requires otherwise.

          c. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          d. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflicts of law rule.

          e. This Agreement embodies the entire understanding between the parties hereto with respect to subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to such matters.

          f. This Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument.

          g.  This Agreement is not assignable.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                        ATRIA COMMUNITIES, INC.
                                        A Delaware Corporation


                                        By: __________________________________

                                        Title: _______________________________



                                        VENCOR, INC.
                                        A Delaware Corporation


                                        By: ___________________________________

                                        Title: ________________________________

                                   EXHIBIT 1

                   SERVICES TO BE PROVIDED BY VENCOR TO ATRIA
                   ------------------------------------------


                           Full Time      Avg. Comp.
Services                   Equivalents    and Benefits  1996 Estimate
- --------                   -----------   -------------  -------------
Staff Accounting                2.00       $48,000         $ 96,000
Accounts Payable                0.50        30,000           15,000
Payroll                         0.25        30,000            7,500
H/R and Benefits                0.50        60,000           30,000
Risk Management/Insurance       0.25        84,000           21,000
Tax                             1.00        78,000           78,000
Legal                           0.50        96,000           48,000
SEC Reporting                   0.25        84,000           21,000
Treasury Support                0.50        84,000           42,000
Market Planning                 1.25        60,000           75,000
MIS Personnel                   0.50        72,000           36,000
Other:
   MIS System                                               100,000
                               -----       -------          -------
Total before overhead
 and Profit                     5.00       $ 4,400         $569,500

Overhead and Profit (@15%)                                   85,425
                                ----       -------         --------
Total Cost                      7.50       $62,600         $654,925
                                ====       =======         ========